EX-12
                     RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                     EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                          COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended                    Year Ended Last Friday in December
                                       -------------------------------   ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006           2005         2004           2003       2002       2001
                                       -------------    -------------    ---------    ---------     ---------  ---------   --------

Earnings                               $       5,493    $      16,479    $  21,972    $  21,972     $  21,972  $  21,972   $ 21,972
                                       =============    =============    =========    =========     =========  =========   ========

Fixed charges                          $           -    $           -    $       -    $       -     $       -  $       -   $      -


Preferred securities                           5,328           15,984       21,313       21,313        21,313     21,313     21,313
distribution requirements              -------------    -------------    ---------    ---------     ---------  ---------   --------

Total combined fixed charges and
 preferred securities distribution     $       5,328    $      15,984    $  21,313    $  21,313     $  21,313  $  21,313   $ 21,313
 requirements                          =============    =============    =========    =========     =========  =========   ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.03             1.03         1.03         1.03          1.03       1.03       1.03








                                                    MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                           COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended              Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006           2005         2004          2003        2002       2001
                                       -------------    -------------    ---------    --------      ---------  ---------   --------

Earnings                               $       6,439    $      19,304    $  25,682    $ 25,628      $  25,623  $  25,654   $ 25,745

                                       =============    =============    =========    ========      =========  =========   ========

Fixed charges                          $           -    $           -    $       -    $      -      $       -  $       -   $      -


Preferred securities                           5,493           16,479       21,972      21,972         21,972     21,972     21,972
distribution requirements              -------------    -------------    ---------    --------      ---------  ---------   --------

Total combined fixed charges and
 preferred securities distribution     $       5,493    $      16,479    $  21,972    $ 21,972      $  21,972  $  21,972   $ 21,972
 requirements                          =============    =============    =========    ========      =========  =========   ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.17             1.17         1.17        1.17           1.17       1.17       1.17





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